Exhibit 99.1

Casa Systems Reports Fourth Quarter 2020 and Full Year 2020 Financial Results

Full Year Results Exceed Prior Revised Guidance Range

Record Full Year and Q4 Revenue and Gross Profit

Record FY and Q4 Wireless Revenue

2021 Guidance Reflecting Double-Digit Top-Line and EBITDA Growth

Andover, Mass. – February 18, 2021 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of physical and cloud-native infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Financial & Operational Highlights

•	Revenue of $120.5 million
•	Gross margin of 51.6%
•	GAAP net income of $23.2 million
•	Non-GAAP net income of $22.9 million
•	GAAP net income per fully diluted share of $0.27
•	Non-GAAP net income per fully diluted share of $0.27
•	Adjusted EBITDA of $25.3 million

2020 Financial Highlights

•	Revenue of $393.2 million
•	Gross margin of 51.0%
•	GAAP net income of $24.8 million
•	Non-GAAP net income of $24.3 million
•	GAAP net income per fully diluted share of $0.29
•	Non-GAAP net income per fully diluted share of $0.28
•	Adjusted EBITDA of $55.3 million

“We had one of our strongest quarters with record wireless revenue and a healthy backlog to support our top-line growth in 2021,” said Jerry Guo, Casa Systems’ President and CEO. “Our progress this year is evident in our scaling up of new products including our industry leading 5G millimeter wave fixed access devices, diversifying our revenue through increased wireless and fixed telco sales, and expanding our customer base, while simultaneously improving our cost structure. This is continued validation of the strategic direction in which we have been taking our Company to drive long-term, sustainable growth and profitability.”

Scott Bruckner, Casa Systems’ CFO added, “I am very pleased with our results for the fourth quarter and full year 2020. We achieved top-line and gross profit growth and continued operating leverage off of our efficient cost structure to deliver significant growth in operating income, EBITDA and EPS. We closed the year with a strong cash balance and increased working capital that further strengthened our liquidity and advanced our financial deleveraging.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2021, we expect:

•	Revenue between $425 million and $445 million
•	GAAP Operating Income between $28 million and $38 million
•	Non-GAAP Operating Income between $48 million and $58 million
•	Adjusted EBITDA between $60 million and $70 million
•	GAAP diluted net loss per share between $0.05 and $0.14 and Non-GAAP diluted net income per share between $0.23 and $0.32

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss our financial results for the fourth quarter and year ended December 31, 2020, and our business outlook at 5:00 p.m. EST today, February 18, 2021. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The emergence of the coronavirus disease, or COVID-19, in 2019 around the world, and particularly in the United States and China, and the accompanying responses of governments and businesses to the pandemic present various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time. While the COVID-19 pandemic did not materially adversely affect our financial results, business operations or liquidity in the year ended December 31, 2020, economic and health conditions in the United States and across most of the globe changed rapidly during the year and are continuing to change after the end of the year. Globally to date, all aspects of our business remain fully operational, and our work from home contingency plans have been implemented and are operating successfully. The pandemic has resulted in increased demand for certain of our products and resulting order volumes have created additional pressure on our supply chain. To date, while the increased demand has not resulted in any material delays to our production cycle, we continue to work with our supply chain and contract manufacturers in an effort to ensure continued availability of anticipated inventory requirements. However, we cannot at this time predict whether, or to what extent, our efforts will be successful. Additionally, we saw decreases in certain operating expenses, such as travel and trade show expense, during the year ended December 31, 2020, due to the COVID-19 pandemic that we cannot ensure will be maintained. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary on an ongoing basis.

Due to the above circumstances, our results of operations for the year ended December 31, 2020, are not necessarily indicative of the results to be expected in future years. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may temporarily accelerate or curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand. Although we have not been materially adversely impacted to date, we cannot predict the extent to which this may impact our future results of operations. If COVID-19 were to have such effect in the future, there would likely be a material adverse impact on our financial results, liquidity and resource needs. Thus, the ultimate extent of the effect of the COVID-19 pandemic on the Company is highly uncertain and dependent upon future developments, and such effects could exist for an extended period of time even after the pandemic might end.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; acquisition-related expenses and other non-recurring expenses, which are one-time non-recurring charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net income per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition-related expenses; other non-recurring expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude acquisition-related expenses and other non-recurring expenses because they are one-time, non-recurring charges, although they are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenue	$120,526	$112,893	$393,246	$282,297
Cost of revenue	58,304	53,378	192,647	119,765
Gross profit	62,222	59,515	200,599	162,532
Operating expenses:
Research and development	20,648	22,508	84,370	83,331
Selling, general and administrative	24,285	27,002	92,016	88,320
Total operating expenses	44,933	49,510	176,386	171,651
Income (loss) from operations	17,289	10,005	24,213	(9,119)
Other income (expense):
Interest income	152	524	999	4,406
Interest expense	(4,189)	(4,860)	(16,895)	(20,522)
Gain (loss) on foreign currency, net	(222)	756	452	298
Other income, net	545	45	980	522
Total other income (expense), net	(3,714)	(3,535)	(14,464)	(15,296)
Income (loss) before provision for (benefit from) income taxes	13,575	6,470	9,749	(24,415)
(Benefit from) provision for income taxes	(9,619)	32,130	(15,052)	23,791
Net income (loss)	$23,194	$(25,660)	$24,801	$(48,206)

Net income (loss) per share:
Basic	$0.28	$(0.31)	$0.30	$(0.57)
Diluted	$0.27	$(0.31)	$0.29	$(0.57)

Weighted-average shares used to compute net income (loss) per share:
Basic	83,550	84,126	83,465	83,853
Diluted	86,244	84,126	85,278	83,853

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$23,194	$(25,660)	$24,801	$(48,206)
Stock-based compensation	3,657	2,371	13,155	9,821
Acquisition-related expenses	—	101	—	3,494
Reversal of write-up to fair value of acquired inventory	—	—	—	3,200
Amortization of acquired intangible assets	1,426	1,426	5,704	2,852
Restructuring expenses	—	909	—	1,084
Other non-recurring expenses	—	—	—	776
Tax benefit from release of DTA reserve	(4,112)	35,199	(14,661)	35,199
Tax effect of excluded items	(1,269)	(1,213)	(4,738)	(5,605)
Non-GAAP net income	$22,896	$13,134	$24,261	$2,615
Non-GAAP net income margin	19.0%	11.6%	6.2%	0.9%

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Net Income Per Share:
Diluted net income (loss) per share	$0.27	$(0.31)	$0.29	$(0.57)
Non-GAAP adjustments to net income (loss)	—	0.46	(0.01)	0.61
Non-GAAP diluted net income per share	$0.27	$0.15	$0.28	$0.04
Weighted-average shares used in computing diluted net income (loss) per share	86,244	84,126	85,278	83,853

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$23,194	$(25,660)	$24,801	$(48,206)
Stock-based compensation	3,657	2,371	13,155	9,821
Acquisition-related expenses	—	101	—	3,494
Reversal of write-up to fair value of acquired inventory	—	—	—	3,200
Restructuring expenses	—	909	—	1,084
Other non-recurring expenses	—	—	—	776
Depreciation and amortization	4,322	4,819	17,970	14,722
Other income, net	3,714	3,535	14,464	15,296
Provision for (benefit from) income taxes	(9,619)	32,130	(15,052)	23,791
Adjusted EBITDA	$25,268	$18,205	$55,338	$23,978
Adjusted EBITDA margin	21.0%	16.1%	14.1%	8.5%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$1,998	$(5,952)	$53,642	$(39,022)
Purchases of property and equipment and software licenses	(1,483)	(1,866)	(5,585)	(8,591)
Free cash flow	$515	$(7,818)	$48,057	$(47,613)

Summary of Stock-Based Compensation Expense:
Cost of revenue	$38	$45	$153	$216
Research and development	768	253	2,447	1,569
Selling, general and administrative	2,851	2,073	10,555	8,036
Total	$3,657	$2,371	$13,155	$9,821

Summary of Revenue:
Product revenue:
Wireless	$48,263	$35,883	$111,255	$58,234
Fixed telco	21,148	21,230	96,904	38,734
Cable	37,045	44,069	137,924	144,409
Product revenue	106,456	101,182	346,083	241,377
Service revenue:
Wireless	2,104	992	7,348	1,701
Fixed telco	931	261	1,924	773
Cable	11,035	10,458	37,891	38,446
Service revenue	14,070	11,711	47,163	40,920
Total revenue	$120,526	$112,893	$393,246	$282,297

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$157,455	$113,638
Accounts receivable, net	94,124	93,100
Inventory	101,204	93,604
Prepaid expenses and other current assets	3,864	4,884
Prepaid income taxes	14,087	3,217
Total current assets	370,734	308,443
Property and equipment, net	28,880	35,910
Accounts receivable, net of current portion	143	575
Deferred tax assets	1,150	69
Goodwill	50,177	50,347
Intangible assets, net	35,844	41,148
Other assets	6,038	7,820
Total assets	$492,966	$444,312
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,203	$25,890
Accrued expenses and other current liabilities	39,793	34,567
Accrued income taxes	7,463	—
Deferred revenue	15,531	25,485
Current portion of long-term debt, net of unamortized debt issuance costs	15,171	8,524
Total current liabilities	119,161	94,466
Accrued income taxes, net of current portion	9,520	12,381
Deferred tax liabilities	7,282	8,993
Deferred revenue, net of current portion	3,520	4,583
Long-term debt, net of current portion and unamortized debt issuance costs	276,085	284,756
Other liabilities, non-current	1,024	569
Total liabilities	416,592	405,748

Stockholders’ equity:
Common stock	85	84
Treasury Stock	(4,826)	(1,795)
Additional paid-in capital	183,041	169,561
Accumulated other comprehensive income (loss)	337	(2,222)
Accumulated deficit	(102,263)	(127,064)
Total stockholders’ equity	76,374	38,564
Total liabilities and stockholders’ equity	$492,966	$444,312

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$24,801	$(48,206)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,970	14,722
Stock-based compensation	13,155	9,821
Deferred income taxes	(2,526)	19,641
Change in provision for excess and obsolete inventory	1,616	545
Increase in provision for doubtful accounts	38	560
Gain on disposal of assets	115	—
Changes in operating assets and liabilities:
Accounts receivable	(350)	1,881
Inventory	(9,774)	(21,276)
Prepaid expenses and other assets	2,837	(3,679)
Prepaid income taxes	(11,745)	16
Accounts payable	17,015	1,554
Accrued expenses and other current liabilities	6,254	(7,827)
Accrued income taxes	5,297	2,724
Deferred revenue	(11,061)	(9,498)
Net cash provided by (used in) operating activities	53,642	(39,022)
Cash flows used in investing activities:
Purchases of property and equipment	(5,153)	(8,591)
Purchases of software licenses	(432)	—
Acquisition of businesses, net of cash acquired	—	(109,431)
Net cash used in investing activities	(5,585)	(118,022)
Cash flows used in financing activities:
Principal repayments of debt	(9,644)	(6,820)
Drawdowns on revolving credit facility	6,500	—
Proceeds from exercise of stock options	1,195	2,687
Payments of dividends and equitable adjustments	(683)	(2,590)
Repurchases of common stock	(3,031)	(1,795)
Employee taxes paid related to net share settlement of equity awards	(640)	(1,009)
Net cash used in financing activities	(6,303)	(9,527)
Effect of exchange rate changes on cash and cash equivalents	2,050	(378)
Net increase (decrease) in cash, cash equivalents and restricted cash	43,804	(166,949)
Cash, cash equivalents and restricted cash at beginning of period	114,657	281,606
Cash, cash equivalents and restricted cash at end of period	$158,461	$114,657
Supplemental disclosures of cash flow information:
Cash paid for interest	$12,917	$18,885
Cash paid for income taxes	$2,969	$4,334
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$128	$727
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$63	$731
Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$157	$5,735